UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

Commission File Number 000-8157

THE RESERVE PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	73-0237060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300

Oklahoma City, Oklahoma 73116-9037

(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

(a) Annual Meeting. On May 20, 2014, The Reserve Petroleum Company (the “Company”) held its 2014 Annual Meeting of Stockholders.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. – Election of Nine Directors

				Broker
Nominee	For	Against	Abstentions	Non-votes

Mason McLain	91,268	1,927	—	12,257
Robert T. McLain	93,123	72	—	12,257
Robert L. Savage	93,135	60	—	12,257
Marvin E. Harris	93,002	193	—	12,257
Jerry L. Crow	93,135	60	—	12,257
William M.(Bill) Smith	93,130	65	—	12,257
Doug Fuller	93,135	60	—	12,257
Cameron R. McLain	93,127	68	—	12,257
Kyle McLain	93,132	63	—	12,257

2. –	Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2014	104,996	3	453	—

All nine nominated Directors were re-elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2014 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2014.

Item 8.01 Other Events

On May 20, 2014, the Company’s Board of Directors approved a $20.00 per share cash dividend to be paid June 16, 2014 to the Company’s common stockholders of record at the close of business on June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Cameron R. McLain
Name:	Cameron R. McLain
Title:	Principal Executive Officer

Date: May 22, 2014

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